As filed with the Securities and Exchange Commission on March 3, 2005.

Registration No. 333-97883

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-effective amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SELECT MEDICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	4716 Old Gettysburg Road P. O. Box 2034 Mechanicsburg, Pennsylvania 17055 (Address of principal executive offices)(Zip Code)	23-2872718 (I.R.S. Employer Identification No.)

SELECT MEDICAL CORPORATION
AMENDED AND RESTATED 2002
NON-EMPLOYEE DIRECTORS’ PLAN

(Full Title of the Plans)

Michael E. Tarvin, Esq.
Senor Vice President, General Counsel and Secretary
Select Medical Corporation
4716 Old Gettysburg Road
P. O. Box 2034
Mechanicsburg, Pennsylvania 17055
(Name and address of agent for service)
(717) 972-1100
(Telephone number, including area code, of agent for service)

With a Copy to:

Carmen J. Romano, Esq.
Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103
(215) 994-4000

SIGNATURES

     Select Medical Corporation (the “Registrant”) is filing this post-effective amendment to deregister any and all shares of its common stock, par value $.01 per share, that remain unsold as of February 24, 2005. The common stock was registered on this registration statement on Form S-8 (No. 333-97883), filed with the Securities and Exchange Commission on April 6, 2001 in connection with the Registrant’s Amended and Restated 2002 Non-Employee Directors' Plan (the “Plan”). The Registrant has terminated the offering of shares under the Plan.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mechanicsburg, Commonwealth of Pennsylvania, on this 3rd day of March, 2005.

SELECT MEDICAL CORPORATION
By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

* Robert A. Ortenzio	Director and Chief Executive Officer (principal executive officer)	March 3, 2005 Date
* Martin F. Jackson	Senior Vice President and Chief Financial Officer (principal financial officer)	March 3, 2005 Date
* Scott A. Romberger	Vice President, Chief Accounting Officer and Controller (principal accounting officer)	March 3, 2005 Date

* Rocco A. Ortenzio	Director and Executive Chairman	March 3, 2005 Date
* Russell L. Carson	Director	March 3, 2005 Date
* Bryan C. Cressey	Director	March 3, 2005 Date
Thomas A. Scully	Director	Date
Sean M. Traynor	Director	Date

*	Attorney-in-Fact
/s/ Michael E. Tarvin

Michael E. Tarvin